As filed with the Securities and Exchange Commission on July 2, 2025

Registration No. 333-287983
Registration No. 333-280178
Registration No. 333-280177
Registration No. 333-272375
Registration No. 333-265461
Registration No. 333-262679
Registration No. 333-252472
Registration No. 333-251027
Registration No. 333-240345
Registration No. 333-233091
Registration No. 333-230685
Registration No. 333-229813
Registration No. 333-221422
Registration No. 333-218344
Registration No. 333-216246
Registration No. 333-213490
Registration No. 333-211824
Registration No. 333-204297
Registration No. 333-183165
Registration No. 333-176171
Registration No. 333-151669
Registration No. 333-85387
Registration No. 333-57860

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-287983)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-280178)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-280177)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-272375)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-265461)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-262679)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-252472)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-251027)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-240345)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-233091)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-230685)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-229813)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-221422)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-218344)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-216246)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-213490)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-211824)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-204297)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-183165)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-176171)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-151669)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-85387)
POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8 (Registration No. 333-57860)

UNDER
THE SECURITIES ACT OF 1933

Juniper Networks, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0422528
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale, California 94089
(408) 745-2000
(Address of principal executive offices)

Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated
Juniper Networks, Inc. 2015 Equity Incentive Plan
Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated
Juniper Networks, Inc. 2008 Employee Stock Purchase Plan
Juniper Networks, Inc. Deferred Compensation Plan
Juniper Networks, Inc. 2006 Equity Incentive Plan
Juniper Networks, Inc. 1999 Employee Stock Purchase Plan
Juniper Networks, Inc. Amended and Restated 1996 Stock Plan
WiteSand Systems Inc. 2019 Equity Incentive Plan
HTBase Corporation 2018 Equity Incentive Plan
128 Technology, Inc. Amended and Restated 2014 Equity Incentive Plan
Apstra, Inc. Amended and Restated 2014 Equity Incentive Plan
Mist Systems, Inc. 2014 Equity Incentive Plan
AppFormix Inc. Amended and Restated 2013 Stock Plan
Cyphort Inc. Amended & Restated 2011 Stock Incentive Plan
Aurrion, Inc. Amended and Restated 2008 Equity Incentive Plan

(Full title of the plan(s))

Robert Mobassaly
Senior Vice President, General Counsel and Secretary
Juniper Networks, Inc.
1133 Innovation Way
Sunnyvale, California 94089
(408) 745-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin M. Roth
Raaj S. Narayan
Steven R. Green
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

DEREGISTRATION OF SECURITIES

Juniper Networks, Inc., a Delaware corporation (the “Company”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company’s common stock, par value $0.00001 per share, previously registered but that remain unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-287983, filed with the SEC on June 12, 2025, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated;
2.	Registration Statement No. 333-280178, filed with the SEC on June 13, 2024, relating to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated;
3.	Registration Statement No. 333-280177, filed with the SEC on June 13, 2024, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated;
4.	Registration Statement No. 333-272375, filed with the SEC on June 2, 2023, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated;
5.	Registration Statement No. 333-265461, filed with the SEC on June 7, 2022, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated;
6.	Registration Statement No. 333-262679, filed with the SEC on February 11, 2022, relating to the WiteSand Systems Inc. 2019 Equity Incentive Plan;
7.	Registration Statement No. 333-252472, filed with the SEC on January 27, 2021, relating to the Apstra, Inc. Amended and Restated 2014 Equity Incentive Plan;
8.	Registration Statement No. 333-251027, filed with the SEC on November 30, 2020, relating to the 128 Technology, Inc. Amended and Restated 2014 Equity Incentive Plan;
9.	Registration Statement No. 333-240345, filed with the SEC on August 4, 2020, relating to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated;
10.	Registration Statement No. 333-233091, filed with the SEC on August 7, 2019, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated;
11.	Registration Statement No. 333-230685, filed with the SEC on April 2, 2019, relating to the Mist Systems, Inc. 2014 Equity Incentive Plan;
12.	Registration Statement No. 333-229813, filed with the SEC on February 22, 2019, relating to the HTBase Corporation 2018 Equity Incentive Plan;
13.	Registration Statement No. 333-221422, filed with the SEC on November 8, 2017, relating to the Cyphort Inc. Amended & Restated 2011 Stock Incentive Plan
14.
Registration Statement No. 333-218344, filed with the SEC on May 30, 2017, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan, as amended and restated, and the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as amended and restated;

15.	Registration Statement No. 333-216246, filed with the SEC on February 24, 2017, relating to the AppFormix Inc. Amended and Restated 2013 Stock Plan;
16.	Registration Statement No. 333-213490, filed with the SEC on September 2, 2016, relating to the Aurrion, Inc. Amended and Restated 2008 Equity Incentive Plan;
17.	Registration Statement No. 333-211824, filed with the SEC on June 3, 2016, relating to the Juniper Networks, Inc. Deferred Compensation Plan;
18.
Registration Statement No. 333-204297, filed with the SEC on May 19, 2015, relating to the Juniper Networks, Inc. 2015 Equity Incentive Plan and the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan;

19.
Registration Statement No. 333-183165, filed with the SEC on August 8, 2012, relating to the Juniper Networks, Inc. 2006 Equity Incentive Plan and the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan;

20.	Registration Statement No. 333-176171, filed with the SEC on August 9, 2011, relating to the Juniper Networks, Inc. 2006 Equity Incentive Plan;
21.
Registration Statement No. 333-151669, filed with the SEC on June 16, 2008, relating to the Juniper Networks, Inc. Deferred Compensation Plan and the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan;

22.
Registration Statement No. 333-85387, filed with the SEC on August 17, 1999, relating to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan and the Juniper Networks, Inc. 1999 Employee Stock Purchase Plan; and

23.	Registration Statement No. 333-57860, filed with the SEC on March 29, 2001, relating to the Juniper Networks, Inc. Amended and Restated 1996 Stock Plan.

On January 9, 2024, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”), and Jasmine Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective on July 2, 2025, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on July 2, 2025.

Juniper Networks, Inc.

By:	/s/ Rami Rahim
Name:	Rami Rahim
Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 of the Securities Act of 1933, as amended.